PART II

OFFERING CIRCULAR

 Groundfloor Finance Inc.

Fourteen Series of Limited Recourse Obligations

Totaling $3,034,620

Dated: January 29, 2019

This Post-Qualification Offering Circular Amendment No. 37 (this “PQA”) amends the offering circular of Groundfloor Finance Inc, dated December 29, 2017, as qualified on January 4, 2018, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. This PQA relates to the offer and sale of up to an additional $3,034,620 in aggregate amount of Limited Recourse Obligations (the “LROs”) to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

We make LROs available for investment on our web-based investment platform www.groundfloor.com (the “Groundfloor Platform”). Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225. Our mailing address is PO Box 79346, Atlanta, GA 30357.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower. This PQA relates to the offer and sale of each separate series of LROs corresponding to the Projects for which we extend Loans, as described below (the “Offering”).

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROs Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” section on page 106 of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 12 of the Offering Circular.

Generally, no sale may be made to you in this offering to the extent that the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Groundfloor Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors) up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Groundfloor Platform.

This Offering is being conducted on a “best-efforts” basis, which means that our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$125,680	N/A	$125,680	N/A
Total Maximum	$3,034,620	N/A	$3,034,620	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10753) that we filed with the Securities and Exchange Commission. We hereby incorporate by reference into this PQA all of the information contained in the following:

1.	Part II of the Offering Circular, including the form of LRO Agreement beginning on page LRO-1 thereof to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment.
2.	Post-Qualification Amendment No. 6 to the Offering Circular.
3.	Semi Annual Report on Form 1-SA

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROs Covered by the Offering Circular and Use of Proceeds

The following disclosure is added on pages 109 and 110 of the Offering Circular under the table included under “The LROs Covered by this Offering Circular” and “Use of Proceeds,” respectively:

The table below lists the additional Projects covered by this PQA for which we are offering fourteen separate series of LROs. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
2301 North 4th Street, Minneapolis, MN, 55411	$125,680
1225 North Pulaski Road, Chicago, IL, 60651	143,720
584 Atkins Street, Middletown, CT, 06457	156,670
90 Lakeshore Dr, Winchendon, MA, 01475	163,720
1661 Chandler Drive, Lake Havasu City, AZ, 86403	178,020
1073 Cascade Road Southwest, Atlanta, GA, 30311	194,260
3844 Juliet Leia Circle South, Jacksonville, FL, 32218	194,870
7801 Clendinnen Drive, Clinton, MD, 20735	196,210
16 Winsome Rd, South Yarmouth, MA, 02664	211,400
2399 Mcafee Rd, Decatur, GA, 30032	259,180
282 Milton Avenue Southeast, Atlanta, GA, 30315	273,400
929 E Ramseur Street, Durham, NC, 27701	288,400
931 E Ramseur St, Durham, NC, 27701	288,400
3405 Lee Street, East Point, GA, 30344	360,690
Total	$3,034,620

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-332.

PROJECT SUMMARIES FOR PQA NO. 37

PROJECT SUMMARY | 2301 NORTH 4TH STREET, MINNEAPOLIS, MN 55411

D



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
13%	12 months	62.84%	$125,680	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$125,680	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Nimle Properties LLC
Thomas Ernie Scott - principal

FINANCIAL OVERVIEW


After Repair Value (ARV)
$200,000
$48,484
Total Project Costs
$151,516
GROUNDFLOOR
$125,680
$25,836
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$134,000	Loan To ARV	62.8%
Purchase Date	01/10/2019	Loan To Total Project Cost	80.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	4	8
Borrower Experience	1	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$200,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


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Address: 2301 NORTH 4TH STREET, MINNEAPOLIS, MN 55411

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on January 10, 2019 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- The Principal has not undertaken any project in the past. As such, the Principal's experience, average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 37 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ●, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

NIMLE PROPERTIES LLC

DATE OF FORMATION ●
10/19/2018

FINANCIAL DATA
Reporting date: 12/31/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2018

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Thomas Ernie Scott

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ●

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2018

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
0	$0	0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 1225 NORTH PULASKI ROAD, CHICAGO, IL 60651

B



Rate	Projected Term	Loan To Value	Loan Amount	Investors
9%	12 months	57.7%	$143,720	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$143,720	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Campoverde Properties LLC
Luis Campoverde - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$260,000
$97,350
Total Project Costs
$162,650
GROUNDFLOOR
$143,720
$18,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$60,000	Loan To ARV	55.3%
Purchase Date	09/19/2018	Loan To Total Project Cost	85.5%

GRADE FACTORS

The following factors determine in part how the loan was graded.
(In descending order of importance)



Loan To ARV Score
3
10
Quality of Valuation Report
4
4
Skin-in-the-Game
2
10
Location
5
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$260,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Address: 1225 NORTH PULASKI ROAD, CHICAGO, IL 60651

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on December 6, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 37 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

CAMPOVERDE PROPERTIES LLC

DATE OF FORMATION ★

04/27/2018

FINANCIAL DATA — Reporting date: 12/31/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$60K	$0	0	0

PROJECTS / REVENUE — Reporting period: 2018

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Luis Campoverde

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES — Reporting period: three years ending 2018

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
6	$400K	6 months	$250K

THE COMPANY PLAYS NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 584 ATKINS STREET, MIDDLETOWN, CT 06457

B

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9%	12 months	56.97%	$156,670	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$156,670	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Coccomo II, LLC

Thomas Coccomo Jr. - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW

After Repair Value (ARV) $275,000

$107,885

Total Project Costs $167,115

GROUNDFLOOR

$156,670

$10,445

0%

Skin-in-the-Game First Lien Loan Cushion

Purchase Price	$145,000	Loan To ARV	57.0%
Purchase Date	12/20/2018	Loan To Total Project Cost	90.3%

GRADE FACTORS

The following factors determine in part how the loan was graded:

(in descending order of importance)

Loan To ARV Score 5 10

Quality of Valuation Report 4 4

Skin-in-the-Game 2 10

Location 4 8

Borrower Experience 5 5

Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)

$275,000

Certified Independent Appraisal

Broker’s Price Opinion

Borrower Provided Appraisal

Borrower Provided Comps

PROPERTY DESCRIPTION

Address: 584 ATKINS STREET, MIDDLETOWN, CT 06457

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS

MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

The Borrower was advanced the money it needed to purchase this property on December 20, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.

The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.

The renovation will require permitting, and permits may not be obtained on time or may be denied.

The Borrower’s 2018 revenue was derived from rental properties because the Borrower’s primary focus in 2018 was buy and hold.

Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.

GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments.

Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.

Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular.

SEC FILING INFORMATION

The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 37 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY	UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

COCCOMO II, LLC

DATE OF FORMATION*

09/29/2014

FINANCIAL DATA	PROJECTS / REVENUE
Reporting date: 12/31/18	Reporting period: 2018

Value of Properties	Total Debt	Completed Projects	Revenue
$225K	$2.5K	1	$27K
Unsold Inventory	Aged Inventory	Gross Margin %
0	0	55.55%

PRINCIPAL

Thomas Coccomo Jr.

FOCUS

Buy & Hold

GROUNDFLOOR HISTORY *	HISTORICAL AVERAGES
Reporting period: three years ending 2018

Loans Funded	Loans Repaid	Completed Projects Per Year	Average Project Revenue
0	0	4	$425K
On Time Repayment		Average Project Time	Average Total Project Costs
N/A		6 months	$300K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-335

PROJECT SUMMARY | 90 LAKESHORE DR, WINCHENDON, MA 01475

C



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
10.5%	9 months	70.0%	$163,720	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$163,720	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Property Rehab Solutions, LLC
Chad E. King - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$233,900
$48,250
Total Project Costs
$185,650
GROUNDFLOOR
$163,720
$21,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$150,200	Loan To ARV	70.0%
Purchase Date	12/13/2018	Loan To Total Project Cost	85.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$233,900

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION

Address: 90 LAKESHORE DR, WINCHENDON, MA 01475

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on December 13, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 37 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

PROPERTY REHAB SOLUTIONS, LLC

DATE OF FORMATION ★
11/09/2016

FINANCIAL DATA
Reporting date: 12/31/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$150.2K	$11K	0	0

PROJECTS / REVENUE
Reporting period: 2018

Completed Projects	Revenue	Gross Margin %
2	$440K	28.19%

PRINCIPAL
Chad E. King

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
3	3	100%

HISTORICAL AVERAGES
Reporting period: three years ending 2018

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
4	$220K	4 months	$165K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 1661 CHANDLER DRIVE, LAKE HAVASU CITY, AZ 86403

A

Rate	Projected Term	Loan to Value	Remaining Amount / Days	Investors
6.9%	12 months	43.9%	$165,450 / 30	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$178,020	Monthly payment - interest returned monthly, principal due at maturity.

BORROWER

Sheridan Properties LLC

John Fitzgerald - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW

After Repair Value (ARV) $400,000

$12,534

Total Project Costs $387,466

GROUNDFLOOR

$178,020

$209,446

0%

Skin-in-the-Game First Lien Loan Cushion

Purchase Price	$364,086	Loan To ARV	44.5%
Purchase Date	06/11/2013	Loan To Total Project Cost	46.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:

(in descending order of importance)

Loan To ARV Score 10 10

Quality of Valuation Report 4 4

Skin-in-the-Game 10 10

Location 4 8

Borrower Experience 4 5

Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)

$400,000

Certified Independent Appraisal

Broker’s Price Opinion

Borrower Provided Appraisal

Borrower Provided Comps

PROPERTY DESCRIPTION

Address: 1661 CHANDLER DRIVE, LAKE HAVASU CITY, AZ 86403

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS

MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

The Borrower was advanced the money it needed to begin renovation of this property on December 12, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.

The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.

The renovation will require permitting, and permits may not be obtained on time or may be denied.

The property was purchased for $364,086. The Borrower intends to use $150,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a “Skin-in-the-Game” score for the remaining $214,086 that is tied up in the project after completion of our loan.

The Borrower has not completed any project in the past year. As such, The Borrower’s average revenue, cost, and margins cannot be calculated.

Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.

GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments.

Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.

Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular.

SEC FILING INFORMATION

The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 37 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY	UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

SHERIDAN PROPERTIES LLC

DATE OF FORMATION*

03/22/2004

FINANCIAL DATA	PROJECTS / REVENUE
Reporting date: 12/31/18	Reporting period: 2018

Value of Properties	Total Debt	Completed Projects	Revenue
$364.1K	$0	0	$0
Unsold Inventory	Aged Inventory	Gross Margin %
0	0	N/A

PRINCIPAL

John Fitzgerald

FOCUS

Buy & Hold

GROUNDFLOOR HISTORY *	HISTORICAL AVERAGES
Reporting period: three years ending 2018

Loans Funded	Loans Repaid	Completed Projects Per Year	Average Project Revenue
0	0	3	$291.8K
On Time Repayment		Average Project Time	Average Total Project Costs
N/A		12 months	$204.9K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-337

PROJECT SUMMARY | 1073 CASCADE ROAD SOUTHWEST, ATLANTA, GA 30311

C

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	69.13%	$194,260	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$194,260	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Divine Dream Homes LLC

Lorenzo Kendrick - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW

After Repair Value (ARV) $281,000

$69,577

Total Project Costs $211,423

GROUNDFLOOR

$194,260

$17,163

0%

Skin-in-the-Game First Lien Loan Cushion

Purchase Price	$165,000	Loan To ARV	69.1%
Purchase Date	01/09/2019	Loan To Total Project Cost	89.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:

(in descending order of importance)

Loan To ARV Score 4 10

Quality of Valuation Report 4 4

Skin-in-the-Game 2 10

Location 4 8

Borrower Experience 3 5

Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)

$281,000

Certified Independent Appraisal

Broker’s Price Opinion

Borrower Provided Appraisal

Borrower Provided Comps

PROPERTY DESCRIPTION

Address: 1073 CASCADE ROAD SOUTHWEST, ATLANTA, GA 30311

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS

MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

The Borrower was advanced the money it needed to purchase this property on January 9, 2019 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.

The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.

The renovation will require permitting, and permits may not be obtained on time or may be denied.

Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.

GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments.

Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.

Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular.

SEC FILING INFORMATION

The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 37 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY	UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

DIVINE DREAM HOMES LLC

DATE OF FORMATION*

01/06/2016

FINANCIAL DATA	PROJECTS / REVENUE
Reporting date: 12/31/18	Reporting period: 2018

Value of Properties	Total Debt	Completed Projects	Revenue
$294K	$0	1	$227.5K
Unsold Inventory	Aged Inventory	Gross Margin %
0	0	31.86%

PRINCIPAL

Lorenzo Kendrick

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY *	HISTORICAL AVERAGES
Reporting period: three years ending 2018

Loans Funded	Loans Repaid	Completed Projects Per Year	Average Project Revenue
0	0	2	$74K
On Time Repayment		Average Project Time	Average Total Project Costs
N/A		10 months	$47K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-338

PROJECT SUMMARY | 3844 JULIET LEIA CIRCLE SOUTH, JACKSONVILLE, FL 32218

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
9%	12 months	69.6%	$194,870	0

BORROWER

RSRJW, LLC
Starleatha Williams - principal

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$194,870	Monthly payment - interest returned monthly; principal due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$280,000
$52,432
Total Project Costs
$227,568
GROUNDFLOOR
$194,870
$32,698
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$215,900	Loan To ARV	69.6%
Purchase Date	01/08/2019	Loan To Total Project Cost	83.3%

GRADE FACTORS

The following factors determine in part how the loan was graded.
(in descending order of importance)

Factor	Score	Out of
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	4	6
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$280,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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BRENTWOOD
Google

Address: 3844 JULIET LEIA CIRCLE SOUTH, JACKSONVILLE, FL 32218

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on January 8, 2019 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed any projects since inception. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 37 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

RSRJW, LLC

DATE OF FORMATION ★
02/17/2017

FINANCIAL DATA — Reporting date: 12/31/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE — Reporting period: 2018

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Starleatha Williams

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES — Reporting period: three years ending 2018

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
4	$199K	9 months	$139K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7801 CLENDINNEN DRIVE, CLINTON, MD 20735

C



Rate	Projected Term	Loan To ARV	Remaining Amount / Days	Investors
11%	12 months	61.32%	$178,720 / 30	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$196,210	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Options, Incorporated
Jeffrey Sibort - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$320,000
$110,625
Total Project Costs
$209,375
GROUNDFLOOR
$196,210
$13,165
0%
Skin in the Game
First Lien Loan
Cushion

Purchase Price	$125,000	Loan To ARV	61.3%
Purchase Date	12/20/2018	Loan To Total Project Cost	90.3%

GRADE FACTORS

The following factors determine in part how the loan was graded
(in descending order of importance)



Loan To ARV Score
5
10
Quality of Valuation Report
4
4
Skin in the Game
2
10
Location
4
8
Borrower Experience
3
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$320,000

Certified Independent Appraisal
Broker's Price Opinion
Borrower Provided Appraisal
Borrower Provided Comps

PROPERTY DESCRIPTION



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Address: 7801 CLENDINNEN DRIVE, CLINTON, MD 20735

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on December 20, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR "Fees and Expenses" in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 37 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ●, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND ISN'T VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

OPTIONS, INCORPORATED

DATE OF FORMATION ●
10/10/2006

FINANCIAL DATA
Reporting date: 12/31/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$125K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2018

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Jeffrey Sibort

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ●

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2018

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$480K	12 months	$375K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 16 WINSOME RD, SOUTH YARMOUTH, MA 02664

B



Rate	Projected Term	Loan To ARV	Remaining Amount / Days	Investors
9%	12 months	67.0%	$197,590 / 30	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$211,400	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Waner Affiliated LLC
Waner Cadet, Jr. - principal

FINANCIAL OVERVIEW


After Repair Value (ARV)
$315,500
$49,999
Total Project Costs
$265,501
GROUNDFLOOR
$211,400
$54,101
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$215,000	Loan To ARV	67.0%
Purchase Date	01/04/2019	Loan To Total Project Cost	78.1%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	4	10
Location	4	6
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$315,500

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


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Address: 16 WINSOME RD, SOUTH YARMOUTH, MA 02664

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on January 4, 2019 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has only undertaken one project in the past year, and has not sold it yet. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 37 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ●, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

WANER AFFILIATED LLC

DATE OF FORMATION ●
10/05/2017

FINANCIAL DATA
Reporting date: 12/31/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$185K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2018

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Waner Cadet, Jr.

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ●

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2018

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$312K	12 months	$218K

THE COMPANY PLAYS NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 2399 MCAFEE RD, DECATUR, GA 30032

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8.3%	12 months	60.98%	$259,180	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$259,180	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

HG Builders LLC
Harsh Goyal - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$425,000
$143,990
Total Project Costs
$290,180
GROUNDFLOOR
$259,180
$31,000
0%
Skin in the Game
First Lien Loan
Cushion

Purchase Price	$96,000	Loan To ARV	61.0%
Purchase Date	12/17/2018	Loan To Total Project Cost	89.6%

GRADE FACTORS

The following factors determine in part how the loan was graded (in descending order of importance)


Loan To ARV Score
5
10
Quality of Valuation Report
4
4
Skin in the Game
2
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$425,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


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Address: 2399 MCAFEE RD, DECATUR, GA 30032

The Borrower intends to use the loan proceeds to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

The Borrower was advanced the money it needs to begin construction of this property on December 17, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower will has begun construction of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.

- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- The Borrower has not completed any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 37 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

HG BUILDERS LLC

DATE OF FORMATION ★

09/25/2018

FINANCIAL DATA Reporting date: 12/31/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$96K	$0	0	0

PROJECTS / REVENUE Reporting period: 2018

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Harsh Goyal

FOCUS

New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES Reporting period: three years ending 2018

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
5	$295K	5 months	$218K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 282 MILTON AVENUE SOUTHEAST, ATLANTA, GA 30315

D



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
13%	12 months	68.52%	$273,400	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$273,400	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Peach Funding, LLC
Daniel Dierdorff - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$399,000
$86,907
Total Project Costs
$312,093
GROUNDFLOOR
$273,400
$38,693
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$165,500	Loan To ARV	68.5%
Purchase Date	12/26/2018	Loan To Total Project Cost	84.9%

GRADE FACTORS

The following factors determine in part how the loan was graded (in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin in the Game	2	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$399,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Address: 282 MILTON AVENUE SOUTHEAST, ATLANTA, GA 30315

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on December 26, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 37 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

PEACH FUNDING, LLC

DATE OF FORMATION ★
06/29/2016

FINANCIAL DATA
Reporting date: 12/31/18

Value of Properties	Total Debt
$165.5K	$0

Unsold Inventory	Aged Inventory	Gross Margin %
0	0	N/A

PROJECTS / REVENUE
Reporting period: 2018

Completed Projects	Revenue
0	$0

PRINCIPAL

Daniel Dierdorff

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2018

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$260K	6 months	$185K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 929 E RAMSEUR STREET, DURHAM, NC 27701

B

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9%	12 months	70.0%	$288,400	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$288,400	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Ramarama Inc

Marcus Bullock - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW

After Repair Value (ARV) $412,000

$91,700

Total Project Costs $330,400

GROUNDFLOOR

$288,400

$42,000

0%

Skin-in-the-Game First Lien Loan Cushion

Purchase Price	$225,000	Loan To ARV	70.0%
Purchase Date	11/30/2016	Loan To Total Project Cost	87.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:

(in descending order of importance)

Loan To ARV Score 4 10

Quality of Valuation Report 4 4

Skin-in-the-Game 8 10

Location 4 8

Borrower Experience 3 5

Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)

$412,000

Certified Independent Appraisal

Broker’s Price Opinion

Borrower Provided Appraisal

Borrower Provided Comps

PROPERTY DESCRIPTION

Address: 929 E RAMSEUR STREET, DURHAM, NC 27701

The Borrower intends to use the loan proceeds to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS

MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

The Borrower was advanced the money it needed to begin construction of this property on December 19, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower will has begun construction of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.

The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.

The construction will require permitting, and permits may not be obtained on time or may be denied.

There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.

The Borrower has not completed any project in the past year. As such, the Borrower’s average revenue, costs, and margins cannot be calculated.

Borrower is using $180,000 of the loan proceeds to pay off an existing loan that was used to acquire the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards the renovation of the property, much like an acquisition and renovation loan.

Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.

GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments.

Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.

Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular.

SEC FILING INFORMATION

The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 37 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY	UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

RAMARAMA INC

DATE OF FORMATION*

01/28/2016

FINANCIAL DATA	PROJECTS / REVENUE
Reporting date: 12/31/18	Reporting period: 2018

Value of Properties	Total Debt	Completed Projects	Revenue
$450K	$0	0	$0
Unsold Inventory	Aged Inventory	Gross Margin %
0	0	N/A

PRINCIPAL

Marcus Bullock

FOCUS

New Construction

GROUNDFLOOR HISTORY *	HISTORICAL AVERAGES
Reporting period: three years ending 2018

Loans Funded	Loans Repaid	Completed Projects Per Year	Average Project Revenue
0	0	2	$295K
On Time Repayment		Average Project Time	Average Total Project Costs
N/A		7 months	$218K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-344

PROJECT SUMMARY | 931 E RAMSEUR ST, DURHAM, NC 27701

B



Rate	Projected Term	Loan To ARV	Remaining Amount / Days	Investors
9%	12 months	70.0%	$269,460 / 30	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$288,400	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Ramarama Inc
Marcus Bullock - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$412,000
$91,700
Total Project Costs
$330,400
GROUNDFLOOR
$288,400
$42,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$225,000	Loan To ARV	70.0%
Purchase Date	03/18/2016	Loan To Total Project Cost	87.7%

GRADE FACTORS

The following factors determine in part how the loan was graded (in descending order of importance)



Loan To ARV Score
4
10
Quality of Valuation Report
4
4
Skin-in-the-Game
8
10
Location
4
8
Borrower Experience
3
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$412,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map

Address: 931 E RAMSEUR ST, DURHAM, NC 27701

The Borrower intends to use the loan proceeds to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

The Borrower was advanced the money it needs to begin construction of this property on December 19, 2018 by Groundfloor Finance Inc. ("Groundfloor" "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower will has begun construction of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.

- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- Borrower is using $180,000 of the loan proceeds to pay off an existing loan that was used to acquire the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards the renovation of the property, much like an acquisition and renovation loan.
- The Borrower has not completed any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 37 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

VALUES NOTED WITH A ● INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

RAMARAMA INC

DATE OF FORMATION ●

01/28/2016

FINANCIAL DATA
Reporting date: 12/31/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$450K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2018

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Marcus Bullock

FOCUS

New Construction

GROUNDFLOOR HISTORY ●

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2018

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$295K	7 months	$218K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 3405 LEE STREET, EAST POINT, GA 30344

C

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	64.99%	$360,690	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$360,690	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Handsome Home Co LLC

Phylesia Mintz - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW

After Repair Value (ARV) $555,000

$125,545

Total Project Costs $429,455

GROUNDFLOOR

$360,690

$68,765

0%

Skin-in-the-Game First Lien Loan Cushion

Purchase Price	$270,000	Loan To ARV	65.0%
Purchase Date	11/04/2018	Loan To Total Project Cost	81.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:

(in descending order of importance)

Loan To ARV Score 4 10

Quality of Valuation Report 4 4

Skin-in-the-Game 3 10

Location 4 8

Borrower Experience 5 5

Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)

$555,000

Certified Independent Appraisal

Broker’s Price Opinion

Borrower Provided Appraisal

Borrower Provided Comps

PROPERTY DESCRIPTION

Address: 3405 LEE STREET, EAST POINT, GA 30344

The Borrower intends to use the loan proceeds to payoff an existing loan and complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS

MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

The Borrower was advanced the money it needed to begin renovation of this property on December 21, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.

The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.

The renovation will require permitting, and permits may not be obtained on time or may be denied.

Borrower is using $170,000 of the loan proceeds to pay off an existing loan that was used to acquire the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards the renovation of the property, much like an acquisition and renovation loan.

The Borrower has not completed any project in the past year. As such, the Borrower’s average revenue, costs, and margins cannot be calculated.

Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.

GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments.

Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.

Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular.

SEC FILING INFORMATION

The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 37 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY	UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

HANDSOME HOME CO LLC

DATE OF FORMATION*

09/05/2014

FINANCIAL DATA	PROJECTS / REVENUE
Reporting date: 12/31/18	Reporting period: 2018

Value of Properties	Total Debt	Completed Projects	Revenue
$270K	$0	0	$0
Unsold Inventory	Aged Inventory	Gross Margin %
0	0	N/A

PRINCIPAL

Phylesia Mintz

FOCUS

Other

GROUNDFLOOR HISTORY *	HISTORICAL AVERAGES
Reporting period: three years ending 2018

Loans Funded	Loans Repaid	Completed Projects Per Year	Average Project Revenue
0	0	4	$316K
On Time Repayment		Average Project Time	Average Total Project Costs
N/A		6 months	$206.3K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-346

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10753	3.2	November 1, 2018

3.3	Preferred Stock Voting Agreement		1-A/A	024-10753	3.3	November 30, 2017

4.1	Standard Form of LRO Agreement (incorporated by reference from the Offering Circular)		1-A/A	024-10496	N/A	October 22, 2018

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.4	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.5	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.6	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.7	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.8	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.9	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.10	Promissory Note and Security Agreement, as amended		1-A POS	024-10496	6.10	October 18, 2017

6.11	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.12	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

6.13	Loan Purchase Agreement with Harvest Residential Loan Acquisition, LLC		1-A/A	024-10758	6.11	January 22, 2018

6.14	Servicing Agreement with Harvest Residential Loan Acquisition, LLC		1-A/A	024-10758	6.12	January 22, 2018

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A/A	024-10753	11.1	March 22, 2018

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 29, 2019.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	January 29, 2019
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary, Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	January 29, 2019
Nick Bhargava

*	Director	January 29, 2019
Sergei Kouzmine

*	Director	January 29, 2019
Bruce Boehm

*	Director	January 29, 2019
Michael Olander Jr.

*	Director	January 29, 2019
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact